Exhibit 21.1

North American Financial Holdings, Inc.

Subsidiaries of the Registrant

Company Name / Ownership	State/Jurisdiction
TIB Financial Corp.*	Florida
Naples Capital Advisors Inc.	Registered Investment Advisor
TIBFL Statutory Trust I	Connecticut
TIBFL Statutory Trust II	Connecticut
TIBFL Statutory Trust III	Delaware
Capital Bank Corporation*	North Carolina
Capital Bank Investment Services, Inc.	North Carolina
Capital Bank Statutory Trust I	Delaware
Capital Bank Statutory Trust II	Delaware
Capital Bank Statutory Trust III	Delaware
CB Trustee, LLC	North Carolina
Green Bankshares, Inc.*	Tennessee
Greene County Capital Trust I	Delaware
Greene County Capital Trust II	Delaware
GreenBank Capital Trust I	Delaware
Civitas Statutory Trust I	Delaware
Cumberland Capital Statutory Trust II	Connecticut
Capital Bank, N.A.	U.S.A.
Superior Financial Services, Inc.	Tennessee
GCB Acceptance Corporation	Tennessee
Fairway Title Company	Tennessee
GB Holdings, LLC	Tennessee

* Concurrent with the completion of the initial public offering of the Registrant’s Class A common stock, the Registrant intends to merge TIB Financial Corp., Capital Bank Corporation and Green Bankshares, Inc. with the Registrant.